This Specimen Certificate is in landscape position.



  NUMBER          SHARES                   The Commonwealth of Massachusetts

  -0-    -0-                              (There is a picture of the Capitol
                                        and an eagle between two pillars here)


                                                 ENDEAVOR SERIES TRUST

                                            Endeavor Janus Growth Portfolio

                                                     no par value


This Certifies that -Specimen- of             is the owner of
 -0- Shares in the Endeavor Janus Growth Portfolio of Endeavor Series Trust, created by a Declaration of Trust dated November 18, 1988 and recorded with the Secretary of State of The Commonwealth of Massachusetts which shares are fully paid and non-assessable, and subject to the provisions of this Trust, are transferable by assignment endorsed thereon, and, the surrender of this certificate.

IN WITNESS WHEREOF, the Trustees hereunto set their hands and  have caused their
seal to be affixed hereto this     day of      A.D. 19 .




President         (There is a Seal Here)                Chief Financial Officer
                                                                    (Treasurer)

                  This Side of The Certificate is in Landscape Position.



                                               ENDEAVOR SERIES    ST

                                                 Endeavor Janus Growth
                                                       Portfolio

                                                 (There is a Torch of
                                                      Fire Here)

                                                      Certificate
                                                          for

                                                          -0-

                                                       ISSUED TO


                                                       Specimen

                                                         DATED






                  (The following Text is Enclosed in the Border
                      to the Left of the Above Text Reading
                           in the Opposite Direction)

         For Value Received,           hereby sell, assign and   transfer unto
                             Shares of the           Capital represented by the
within Certificate, and do hereby     irrevocably constitute and appoint
         Attorney to transfer the said Shares on the books of the within named
              Organization with full power of substitution in the premises.

         Dated              19   .

                  In presence of